As filed with the Securities and Exchange Commission on December 23, 2002

                                                   Registration No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                           ________________________

                        RECKSON ASSOCIATES REALTY CORP.
            (Exact name of registrant as specified in its charter)

          Maryland                                 11-3233650
-------------------------------        ------------------------------------
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

                             225 Broadhollow Road
                           Melville, New York 11747
                                (631) 694-6900
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           ________________________

                              Reckson 401(k) Plan
                           (Full title of the plan)
                            _______________________

                                Donald Rechler
                    Chairman and Co-Chief Executive Officer
                        Reckson Associates Realty Corp.
                             225 Broadhollow Road
                           Melville, New York 11747
                                (631) 694-6900
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                 CALCULATION OF REGISTRATION FEE
================================== ====================== ========================= ======================== =====================
       Title of Securities               Amount to            Proposed maximum         Proposed maximum              Amount of
         to be registered              be registered      offering price per unit     aggregate offering          registration fee
                                                                                             price
---------------------------------- ---------------------- ------------------------- ------------------------ ---------------------
Class A Common Stock, par value
$.01 per share...................         100,000                $20.875(1)              $2,087,500(2)            $192.05(3)
Interests in the Plan............           (4)                     N/A                       N/A                     N/A
================================== ====================== ========================= ======================== =====================

 (1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

 (2) Calculated pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for the common stock reported on the New York Stock Exchange on December 18, 2002.

 (3) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the Reckson 401(k) Plan that are covered by this Registration Statement.

 (4)     In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate
         amount of interests to be offered or sold pursuant to the Plan described herein.
===============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to
Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Reckson Associates Realty Corp. (the "Company") and the Reckson 401(k) Plan (the "Plan") hereby incorporate by reference the documents listed in (a),
(b), (c), (d), and (e) below which have previously been filed with the Securities and Exchange Commission (the "Commission").

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     (b) The Company's Quarterly Reports on Form 10-Q (including Form 10-Q/A) for the quarters ended March 31, 2002, June 30, 2002 and
         September 30, 2002.

     (c) The Company's Current Reports on Form 8-K (including Form 8-K/A) dated December 21, 2001 and June 11, 2002, respectively.

     (d) The Company's definitive proxy statement on Schedule 14A filed on April 10, 2002.

     (e) The description of the Company's common stock, par value $.01 per share, contained in Item 1 of the Company's registration statement on Form 8-A, as amended, filed on May 9, 1995 pursuant to
         Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").

     In addition, all documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

     The Maryland General Corporation Law, as amended from time to time (the "MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages and reasonable expenses except for liability resulting from (a) actual receipt of an improper personal benefit in money, property or services, (b) an act or omission committed in bad faith or resulting from active and deliberate dishonesty, in either case if established as being material to the cause of action and (c) in the case of criminal proceedings, acts or omissions which the director or officer had reasonable cause to believe was unlawful. Our Amended and Restated Articles of Incorporation (the "Charter") contains such a provision which eliminates liability for money damages to the maximum extent permitted by Maryland law.

     Our Charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. Our Charter also permits us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and to any employee or agent of ours or our predecessor. Our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his/her service in that capacity or (b) any individual who, at our request, serves or has served as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us, and who is made a party to the proceeding by reason of his/her service in that capacity. Such indemnification shall continue as to an individual who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his/her heirs, executors and administrators.

     The MGCL requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses, upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other matters, that we indemnify our executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under our directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by the Bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights they provide.

Item 7.  Exemption of Registration Claimed.

         Not Applicable.

Item 8.  Exhibits

4.1      Amended and Restated Articles of Incorporation of the Company (1)

4.2      Amended and Restated Bylaws of the Company (2)

4.3      Form of Class A common stock certificate (3)

5 Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended

23       Consent of Ernst & Young LLP

24 Power of Attorney (included on the signature page of this Registration Statement)

__________

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's Form 10-Q filed with the Commission on November 12, 2002 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 33-84324) and incorporated herein by reference.

Item 9. Undertakings

        The undersigned registrant and the Plan hereby undertake:

        (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant or the Plan pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Reckson Associates Realty Corp. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Township of Huntington, State of New York, on December 23, 2002.

                                       RECKSON ASSOCIATES REALTY CORP.

                                       By:    /s/ Scott H. Rechler
                                            ---------------------------
                                                  Scott H. Rechler
                                                  Co-Chief Executive Officer



                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Reckson Associates Realty Corp. hereby severally constitute Scott
H. Rechler, Mitchell D. Rechler, Gregg M. Rechler and Michael Maturo, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Reckson Associates Realty Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                                                   Title                                          Date
           ---------                                                   -----                                          ----

 /s/ Donald J. Rechler
--------------------------             Chairman of the Board, Co-Chief Executive Officer and Director          December 23, 2002
     Donald J. Rechler                 (Principal Executive Officer)

 /s/ Scott H. Rechler                  Co-Chief Executive Officer and Director                                 December 23, 2002
--------------------------
     Scott H. Rechler

 /s/ Mitchell D. Rechler               Co-President, Chief Administrative Officer and Director                 December 23, 2002
--------------------------
     Mitchell D. Rechler

 /s/ Gregg M. Rechler                  Co-President, Chief Operating Officer and Director                      December 23, 2002
--------------------------
     Gregg M. Rechler

 /s/ Michael Maturo                    Executive Vice President, Treasurer and Chief Financial Officer         December 23, 2002
--------------------------             (Principal Financial Officer and Principal Accounting Officer)
     Michael Maturo

 /s/ Roger M. Rechler                  Executive Vice President, Vice-Chairman of the Board and                December 23, 2002
--------------------------             Director
     Roger M. Rechler

 /s/ Herve A. Kevenides                Director                                                                December 23, 2002
--------------------------
     Herve A. Kevenides

 /s/ John V. N. Klein                  Director                                                                December 23, 2002
--------------------------
     John V. N. Klein

 /s/ Ronald H. Menaker                 Director                                                                December 23, 2002
--------------------------
     Ronald H. Menaker
                                       Director
--------------------------
     Lewis S. Ranieri

 /s/ Conrad D. Stephenson              Director                                                                December 23, 2002
--------------------------
     Conrad D. Stephenson

 /s/ Peter Quick                       Director                                                                December 23, 2002
--------------------------
     Peter Quick


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, acting as administrator of the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Township of Huntington, State of New York, on December 23, 2002.

                                     RECKSON 401(k) PLAN

                                     By: Reckson Management Group, Inc.,
                                         as Plan Administrator

                                     By: /s/ Michael Maturo
                                        -------------------------------------
                                         Michael Maturo
                                         Executive Vice President, Treasurer
                                         and Chief Financial Officer

                                 Exhibit Index

4.1      Amended and Restated Articles of Incorporation of the Company (1)

4.2      Amended and Restated Bylaws of the Company (2)

4.3      Form of Class A common stock certificate (3)

5 Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended

23       Consent of Ernst & Young LLP

24 Power of Attorney (included on the signature page of this Registration Statement)

__________

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's Form 10-Q filed with the Commission on November 12, 2002 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 33-84324) and incorporated herein by reference.

                                                                  Exhibit 5

         Internal Revenue Service         Department of the Treasury

Plan Description:  Prototype Non-Standardized Profit Sharing Plan with CODA
FFN:  50347791902-002  Case: 9302500  EIN: 25-1195326  Washington, DC  20224
GPO:  02 Plan:  002 Letter Serial No.: 0346111b

         PNC Bank NA                      Person to Contact:  Ms. Arrington

         1 OLIVER PLAZA                   Telephone Number:  (202) 622-8173

         PITTSBURGH, PA  15265            Refer Reply to:  E:EP:Q:ICU

                                          Date:  02/05/93

Dear Applicant:

     In our opinion, the amendment to the form of the plan identified above does not in and of itself adversely affect the plan's acceptability under section 401 of the Internal Revenue Code. This opinion relates only to the amendment to the form of the plan. It is not an opinion as to the acceptability of any other amendment or of the form of the plan as a whole, or as to the effect of other Federal or local statutes.

     You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

     An employer who adopts the amended form of the plan after the date of the amendment should apply for a determination letter by filing an application with the Key District Director of Internal Revenue on Form 5307, Short Form Application for Determination for Employee Benefit Plan.

     This letter with respect to the amendment to the form of the plan does not affect the applicability to the plan of the continued, interin and extended reliance provisions of sections 13 and 17.03 of Rev. Proc. 89-9, 1989-1 C.S. 780. The applicability of such provisions may be determined by references to the initial opinion letter issued with respect to the plan.

     If you, the sponsoring organization, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsoring organization. Individual participants and/or adopting employers with questions concerning the plan should contact the sponsoring organization. The plan's adoption agreement must include the sponsoring organization's address and telephone number for inquiries by adopting employers.

     If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

     You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

                                 Sincerely yours,

                                 Chief, Employee Plans Qualification Branch

                                                                   Exhibit 23

                        Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Reckson 401(k) Plan of Reckson Associates Realty Corp. (the "Company"), of our report dated February 20, 2002 (except Note 13, as to which the date is March 13, 2002), with respect to the consolidated financial statements and schedule of the Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP

New York, New York
December 20, 2002